Exhibit 99.1
Slack Announces Record First Quarter Fiscal Year 2021 Results
Total revenue of $201.7 million up 50% year-over-year
Added a record 12,000 net new Paid Customers
Added a record of over 90,000 net new organizations on either a free or paid subscription plan
SAN FRANCISCO, June 4, 2020—Slack Technologies, Inc., (NYSE: WORK) today reported financial results for its fiscal quarter ended April 30, 2020.
Management Commentary:
“Q1 was a phenomenal quarter for Slack, with the addition of 12,000 net new Paid Customers and 50% revenue growth year-over-year,” said Stewart Butterfield, Chief Executive Officer and Co-Founder at Slack. “We believe the long-term impact the three months and counting of working from home will have on the way we work is of generational magnitude. This will continue to catalyze adoption for the new category of channel-based messaging platforms we created and for which we are still the only enterprise-grade offering.”
“Now more than ever our customers depend on Slack to continue to push the envelope of innovation,” said Allen Shim, Chief Financial Officer at Slack. “We plan to continue to invest, as we see the current crisis accelerating digital transformation and the transition from email to channel-based messaging platforms over the medium term to long term. At the same time, we will manage the business prudently and with a goal of showing consistent operating leverage and progression toward being free cash flow positive.”
First Quarter Fiscal 2021 Financial Highlights:
•Total revenue was $201.7 million, an increase of 50% year-over-year.
•Calculated Billings was $206.0 million, an increase of 38% year-over-year.
•GAAP gross profit was $176.0 million, or 87.3% gross margin, compared to $116.2 million, or 86.2% gross margin, in the first quarter of fiscal year 2020. Non-GAAP gross profit was $179.2 million, or 88.9% gross margin, compared to $116.9 million, or 86.7% gross margin, in the first quarter of fiscal year 2020.
•GAAP operating loss was $76.2 million, or 37.8% of total revenue, compared to a $38.4 million loss in the first quarter of fiscal year 2020, or 28.5% of total revenue. Non-GAAP operating loss was $16.6 million, or 8.3% of total revenue, compared to a $33.8 million loss in the first quarter of fiscal year 2020, or 25.0% of total revenue.
•GAAP net loss per basic and diluted share was $0.13. Non-GAAP net loss per share was $0.02.
•Net cash provided by operations was $8.7 million, or 4% of total revenue, compared to cash used in operations of $14.1 million, or 10% of total revenue, for the first quarter of fiscal year 2020. Free Cash Flow was $3.7 million, or 2% of total revenue, compared to $(34.2) million, or (25)% of total revenue for the first quarter of fiscal year 2020.
Recent Business Highlights:
•First Quarter Highlights:
◦Over 122,000 Paid Customers, up 28% year-over-year.
◦132% net dollar retention rate.
◦963 Paid Customers with greater than $100,000 in annual recurring revenue, up 49% year-over-year.
◦Over 41,000 Paid Customers using shared channels, up from over 32,000 at the end of last quarter.
◦Over 750,000 organizations on either a free or paid subscription plan, up from over 660,000 organizations at the end of last quarter.
Financial Outlook:
Slack is initiating guidance for the second quarter ending July 31, 2020 and providing updated guidance for the fiscal year ending January 31, 2021. With the ongoing uncertainties surrounding the COVID-19 pandemic, Slack is withdrawing guidance for the full fiscal year 2021 Calculated Billings.
For the second quarter of fiscal year 2021, Slack currently expects:
•Total revenue of $206 million to $209 million, representing year-over-year growth of 42% to 44%.
•Non-GAAP operating loss of $22 million to $18 million.

•Non-GAAP net loss per share of $0.04 to $0.03, assuming weighted average shares outstanding of 564 million.
For the full fiscal year 2021, Slack currently expects:
•Total revenue of $855 million to $870 million, representing year-over-year growth of 36% to 38%.
•Non-GAAP operating loss of $110 million to $100 million.
•Non-GAAP net loss per share of $0.19 to $0.17, assuming weighted average shares outstanding of 567 million.
•Free Cash Flow of negative $20 million to $0.
Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: Calculated Billings, Free Cash Flow, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share. Certain of these non-GAAP financial measures exclude stock-based compensation and related employer payroll taxes, amortization of debt discount and issuance costs, and amortization of intangible assets.
Slack believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Slack’s financial condition and results of operations. Slack’s management uses these non-GAAP measures to compare Slack’s performance to that of prior periods for trend analysis, and for budgeting and planning purposes. Slack believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Slack’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Slack’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Slack urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Slack’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Slack has not reconciled its outlook as to non-GAAP operating loss, non-GAAP net loss per share, and Free Cash Flow to their most directly comparable GAAP measure because certain items are out of Slack’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss, non-GAAP net loss per share, and Free Cash Flow is not available without unreasonable effort.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, product development, business strategy and plans, market trends and market size, opportunities, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Slack’s control. Slack’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Slack’s Annual Report on Form 10-K for the year ended January 31, 2020. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Slack makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended April 30, 2020. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of uncertainties related to the global COVID-19 pandemic on U.S. and global economies, Slack’s business, results of operations, and financial condition, demand for Slack, sales cycles, customer retention, and the health of customers’ businesses; Slack’s recent growth rates may not be indicative of its future growth; Slack may experience quarterly fluctuations in its results of operations due to a number of factors that make its future results difficult to predict and could cause its results of operations to fall below analyst or investor expectations or to fluctuate more than expected; Slack may fail to manage its growth effectively and may be unable to execute its business plan or maintain high levels of service and customer satisfaction; real or perceived errors, failures, vulnerabilities, or bugs in Slack could harm Slack’s business, results of operations, and financial condition; a security incident may allow unauthorized access to Slack’s systems, networks, or data or the data of organizations on Slack, harm its reputation, create additional liability, and harm its financial results; any actual or perceived failure by Slack to comply with privacy, data protection, information security, consumer privacy, data residency, or telecommunications laws, regulations, government access requests, and obligations in one or multiple jurisdictions could result in proceedings, actions, or penalties against Slack and could harm its business and reputation; the risk of interruptions or performance problems, including a service outage, associated with Slack’s technology or infrastructure; the market and software categories in which Slack participates are competitive, new, and rapidly changing, and if it does not compete effectively with established companies as well as new market entrants its business, results of operations, and financial condition could be harmed; a protracted infringement claim, a claim that results in a significant damage award, or a claim that results in an injunction could harm Slack’s results of operations; adverse general economic and market conditions; Slack’s ability to attract and retain qualified employees and key personnel; changes in foreign exchange rates; general political or destabilizing events, including war, conflict, acts of terrorism, or pandemics; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Slack’s views as of the date of this press release. Slack anticipates that subsequent events and developments will cause its views to change. Slack undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Slack’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect Slack's results is included in Slack’s SEC filings, which may be obtained by visiting our Investor Relations website at investor.slackhq.com or the SEC's website at www.sec.gov.
Earnings Webcast:
Slack will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its first quarter fiscal year 2021 and financial outlook. The live public call can be accessed by dialing (833) 513-0556 within the U.S., and (778) 560-2600 internationally. The conference ID and passcode is 8566284. The webcast replay and audio download will also be available on our Investor Relations website at investor.slackhq.com.
Investor Presentation Details:
An investor presentation providing additional information and analysis can be found at investor.slackhq.com.
About Slack:
Slack has transformed business communication. It’s the leading channel-based messaging platform, used by millions to align their teams, unify their systems, and drive their businesses forward. Only Slack offers a secure, enterprise-grade environment that can scale with the largest companies in the world. It is a new layer of the business technology stack where people can work together more effectively, connect all their other software tools and services, and find the information they need to do their best work. Slack is where work happens.
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Slack and the Slack logo are trademarks of Slack Technologies, Inc. or its subsidiaries in the U.S. and/or other countries. Other names and brands may be claimed as the property of others.
CONTACTS:

Jesse Hulsing	Karesha McGee
Investor Relations	Media Relations
ir@slack.com	pr@slack.com

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2020	2019
Revenue	$201,650	$134,821
Cost of revenue	25,602	18,574
Gross profit	176,048	116,247
Operating expenses:
Research and development	91,225	51,103
Sales and marketing	110,320	66,838
General and administrative	50,654	36,744
Total operating expenses	252,199	154,685
Loss from operations	(76,151)	(38,438)
Interest expense	(2,842)	(113)
Interest income and other income, net	4,708	7,190
Loss before income taxes	(74,285)	(31,361)
Provision for income taxes	142	520
Net loss	(74,427)	(31,881)
Net income attributable to noncontrolling interest	784	1,451
Net loss attributable to Slack common stockholders	$(75,211)	$(33,332)
Basic and diluted net loss per share:
Net loss per share attributable to Slack common stockholders, basic and diluted	$(0.13)	$(0.26)
Weighted-average shares used in computing net loss per share attributable to Slack common stockholders, basic and diluted	557,414	125,890

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2020	January 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,228,225	$498,999
Marketable securities	296,744	269,593
Accounts receivable, net	105,825	145,844
Prepaid expenses and other current assets	54,895	55,967
Total current assets	1,685,689	970,403
Restricted cash	38,490	38,490
Strategic investments	34,470	28,814
Property and equipment, net	101,668	102,340
Operating lease right-of-use assets	191,093	197,830
Intangible assets, net	12,372	13,530
Goodwill	48,598	48,598
Other assets	46,172	41,701
Total assets	$2,158,552	$1,441,706
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,965	$16,893
Accrued compensation and benefits	51,868	65,196
Accrued expenses and other current liabilities	31,699	32,123
Operating lease liability	30,515	30,465
Deferred revenue	380,022	375,263
Total current liabilities	507,069	519,940
Convertible senior notes, net	620,073	—
Operating lease liability, noncurrent	189,652	196,378
Deferred revenue, noncurrent	1,051	1,451
Other liabilities	3	38
Total liabilities	1,317,848	717,807
Commitments and contingencies
Stockholders’ equity:
Common stock	56	56
Additional paid-in-capital	2,135,753	1,945,446
Accumulated other comprehensive income (loss)	854	(71)
Accumulated deficit	(1,311,832)	(1,236,621)
Total Slack Technologies, Inc. stockholders’ equity	824,831	708,810
Noncontrolling interest	15,873	15,089
Total stockholders’ equity	840,704	723,899
Total liabilities and stockholders’ equity	$2,158,552	$1,441,706

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(74,427)	$(31,881)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,700	5,876
Stock-based compensation	53,711	3,639
Amortization of debt discount and issuance costs	2,366	—
Noncash operating lease expense	8,732	—
Amortization of deferred contract acquisition costs	3,143	1,463
Net amortization of bond premium (discount) on debt securities available for sale	171	(1,081)
Change in fair value of strategic investments	(1,638)	(3,025)
Other non-cash charges	592	37
Changes in operating assets and liabilities:
Accounts receivable	39,470	15,620
Prepaid expenses and other assets	(6,561)	(6,462)
Accounts payable	(3,746)	(1,039)
Operating lease liabilities	(8,671)	—
Accrued compensation and benefits	(13,328)	(15,298)
Deferred revenue	4,359	14,816
Other current and long-term liabilities	(2,144)	3,209
Net cash provided by (used in) operating activities	8,729	(14,126)
Cash flows from investing activities:
Purchases of marketable securities	(100,302)	(24,907)
Maturities of marketable securities	69,613	150,686
Sales of marketable securities	4,289	—
Purchases of property and equipment	(5,046)	(20,077)
Purchase of strategic investments	(4,018)	(3,100)
Proceeds from liquidation of strategic investments	—	2,858
Net cash provided by (used in) investing activities	(35,464)	105,460
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	842,016	—
Purchases of capped calls related to convertible senior notes	(105,570)	—
Proceeds from exercise of stock options	2,905	2,385
Issuance of common stock for employee stock purchase plan	16,610	—
Net cash provided by financing activities	755,961	2,385
Net increase in cash, cash equivalents and restricted cash	729,226	93,719
Cash, cash equivalents and restricted cash at beginning of period	537,489	201,260
Cash, cash equivalents and restricted cash at end of period	$1,266,715	$294,979

SLACK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

Calculated Billings

	Three Months Ended April 30,
	2020	2019
Revenue	$201,650	$134,821
Add: Total deferred revenue, end of period	381,073	256,689
Less: Total deferred revenue, beginning of period	(376,714)	(241,873)
Calculated Billings	$206,009	$149,637

Free Cash Flow

	Three Months Ended April 30,
	2020	2019
Net cash provided by (used in) operating activities	$8,729	$(14,126)
Purchases of property and equipment	(5,046)	(20,077)
Free Cash Flow	$3,683	$(34,203)
Operating cash margin	4%	(10)%
Purchases of property and equipment	(3)%	(15)%
Free Cash Flow margin	2%	(25)%

SLACK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2020	2019
Reconciliation of gross profit:
GAAP gross profit	$176,048	$116,247
Add: Stock-based compensation and related employer payroll taxes	2,572	46
Add: Amortization of acquired intangible assets	558	558
Non-GAAP gross profit	$179,178	$116,851
GAAP gross margin	87.3%	86.2%
Non-GAAP adjustments	1.6%	0.5%
Non-GAAP gross margin	88.9%	86.7%

Reconciliation of operating expenses:
GAAP research and development	$91,225	$51,103
Less: Stock-based compensation and related employer payroll taxes	(29,720)	(1,635)
Less: Amortization of acquired intangible assets	(150)	(150)
Non-GAAP research and development	$61,355	$49,318

GAAP sales and marketing	$110,320	$66,838
Less: Stock-based compensation and related employer payroll taxes	(15,264)	(382)
Less: Amortization of acquired intangible assets	(325)	(325)
Non-GAAP sales and marketing	$94,731	$66,131

GAAP general and administrative	$50,654	$36,744
Less: Stock-based compensation and related employer payroll taxes	(10,795)	(1,576)
Less: Amortization of acquired intangible assets	(125)	—
Non-GAAP general and administrative	$39,734	$35,168

Reconciliation of loss from operations:
GAAP operating loss	$(76,151)	$(38,438)
Add: Stock-based compensation and related employer payroll taxes	58,351	3,639
Add: Amortization of acquired intangible assets	1,158	1,033
Non-GAAP operating loss	$(16,642)	$(33,766)
GAAP operating margin	(37.8)%	(28.5)%
Non-GAAP adjustments	29.5%	3.5%
Non-GAAP operating margin	(8.3)%	(25.0)%

	Three Months Ended April 30,
	2020	2019
Reconciliation of net loss and net loss per share:
Net loss attributable to Slack common stockholders	$(75,211)	$(33,332)
Add: Stock-based compensation and related employer payroll taxes	58,351	3,639
Add: Amortization of acquired intangible assets	1,158	1,033
Add: Amortization of debt discount and issuance costs	2,366	—
Non-GAAP net loss	$(13,336)	$(28,660)

GAAP net loss per share	$(0.13)	$(0.26)
Add: Stock-based compensation and related employer payroll taxes	0.11	0.03
Add: Amortization of acquired intangible assets	—	—
Add: Amortization of debt discount and issuance costs	—	—
Non-GAAP net loss	$(0.02)	$(0.23)

Weighted-average common shares outstanding, basic and diluted	557,141	125,890